                                                                 EXHIBIT 1.00(a)

                  STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT


     STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT, dated as of February 17, 1997, among SUN HEALTHCARE GROUP INC., a Delaware corporation ("PARENT"), and each other person and entity listed on the signature pages hereof (each, a "STOCKHOLDER").

     WHEREAS, as of the date hereof each Stockholder owns (either beneficially or of record) the number of shares of common stock, par value $0.0001 per share ("COMPANY COMMON STOCK"), Series AA Redeemable Convertible Preferred Stock ("AA PREFERRED"), and Series F Convertible Preferred Stock ("F PREFERRED" and, together with the Company Common Stock and AA Preferred, the "COMPANY CAPITAL STOCK"), of Retirement Care Associates, Inc., a Colorado corporation (the "COMPANY"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares of Company Capital Stock owned by the Stockholders and any shares of Company Capital Stock hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "SHARES");

     WHEREAS, Parent and the Company propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended from time to time, the "MERGER AGREEMENT"; capitalized terms not otherwise defined herein being herein with the meanings ascribed thereto in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of the Company with and into a subsidiary of Parent (the "MERGER"); and

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that each Stockholder agree, and, in order to induce Parent to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to grant Parent options to purchase such Stockholder's Shares and proxies to vote such Stockholder's Shares;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE OPTIONS

     SECTION 1.01. GRANT OF OPTIONS. Each Stockholder hereby grants to Parent an irrevocable option (each, an "OPTION") to purchase such Stockholder's Shares at (i) a price per share of Company Common Stock equal to $9.27 (the "COMMON PURCHASE PRICE"), (ii) a price per share of AA Preferred equal to $10.00 (the "AA PURCHASE PRICE"), and (iii) a price per share of F Preferred equal to $9.27 (the "F PURCHASE PRICE" and, together with the Common Purchase Price and the AA Purchase Price, the "PURCHASE PRICE"). Each Option shall expire if (i) such Option is not exercised prior to the close of business on the 120th day following termination of the Merger Agreement, (ii) if the Merger Agreement is terminated pursuant to Section 9.01(c) thereof, or (iii) if the Closing Date Market Price is less than $12.07.

     SECTION 1.02. EXERCISE OF OPTIONS. (a) Provided that (i) to the extent necessary, any applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the rules and regulations promulgated thereunder (the "HSR ACT") with respect to the exercise of an Option shall have expired or been terminated and (ii) no preliminary or permanent injunction or other order, decree or ruling issued by any court or governmental or regulatory authority, domestic or foreign, of competent jurisdiction prohibiting the exercise of an Option or the delivery of Shares shall be in effect, Parent may exercise any or all of the Options at any time following the earlier of (i) the termination of the Merger Agreement (other than a termination pursuant to Section 9.01(c) thereof) and (ii) the first occurrence of a Competing Transaction until the expiration of such Options. In the event that Parent wishes to exercise an Option, Parent shall give written notice (the date of such notice being herein called the "NOTICE DATE"), to the Stockholder who granted such Option specifying a place and date (not later than ten Business Days (as defined below) and not earlier than three Business Days following the Notice Date) for closing such purchase (the "CLOSING"). For the purposes of this Agreement, the term "BUSINESS DAY" shall mean any day on which banks are not required or authorized by law, regulation or executive order to close in New York, New York.

          (b) If Parent shall exercise any Option in accordance with the terms of this Agreement, and without additional consideration, the Stockholder who granted such Option shall execute and deliver further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement, including the transfer of any and all of such Stockholder's Shares Parent and the release of any and all liens, claims and encumbrances covering such Shares.

     SECTION 1.03.  PAYMENT FOR AND DELIVERY OF CERTIFICATES.  At the Closing,
(a) Parent shall pay the aggregate Purchase Price for the Shares being purchased from each Stockholder by delivery of that number of shares of Parent Common Stock (the "PARENT SHARES") equal to the quotient of the total amount of the Purchase Price and the Closing Date Market Price (determined as if the Effective Time had occurred on the Notice
Date), (b) each Stockholder whose Shares are being purchased shall deliver to Parent a certificate or certificates evidencing such Stockholder's Shares, and such Stockholder agrees that such Shares shall be transferred free and clear of all liens, and (c) Parent shall deliver to each Stockholder a certificate or certificates evidencing the Parent Shares to be received by each Stockholder at the Closing, and Parent agrees that such Parent Shares shall be transferred free and clear of all liens. All such certificates representing Shares shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, with the signature of such Stockholder thereon guaranteed, and with all applicable taxes paid or provided for.


                                   ARTICLE II

                          TRANSFER AND VOTING OF SHARES

     SECTION 2.01. TRANSFER OF SHARES. During the term of the Options, and except as otherwise provided herein, each Stockholder shall not (a) sell, pledge or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any the Company Capital Stock.

     SECTION 2.02.  VOTING OF SHARES; FURTHER ASSURANCES.  (a) Each
Stockholder, by this Agreement, with respect to those Shares that it owns of record, does hereby constitute and appoint Parent, or any nominee of Parent, with full power of substitution, during and for the term of the Option granted by such Stockholder hereunder (or, following termination of the Merger Agreement, during such periods as the Options are exercisable), as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of the Company (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Colorado may permit or require)
(i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity
(other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger
Agreement not being
fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each Stockholder further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

          (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out the provisions of this Agreement.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                THE STOCKHOLDERS

     Each Stockholder, severally and not jointly, hereby represents and warrants to Parent as follows:

     SECTION 3.01. DUE ORGANIZATION, ETC. Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.02. NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or similar organizational document of such Stockholder (in the case of a Stockholder that is a corporation, partnership or other legal entity), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which it or any of its properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder or (if such Stockholder purports to be a corporation) any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by such Stockholder of its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT"), and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

     SECTION 3.03. TITLE TO SHARES. Such Stockholder is the record or beneficial owner of its Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement. At the Closing such Stockholder will deliver good and valid title to its Shares free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind, other than pursuant to this Agreement. Such Stockholder has full right, power and authority to sell, transfer and deliver its Shares pursuant to this Agreement. Upon delivery of such Shares and payment of the Purchase Price therefor as contemplated herein, Parent will receive good and valid title to such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction or encumbrance of any kind.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to each Stockholder as follows:

     SECTION 4.01. DUE ORGANIZATION, ETC. Parent is a corporation duly organized and validly existing under the laws of the State of Delaware. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming its due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

     SECTION 4.02. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which Parent or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Parent of its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Parent of its obligations under this Agreement.

     SECTION 4.03. INVESTMENT INTENT. The purchase of Shares from any Stockholder pursuant to this Agreement is for the account of Parent for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder.


                                    ARTICLE V

                               REGISTRATION RIGHTS

     SECTION 5.01.  SHELF REGISTRATION.   (a)  Parent shall, within three months
following the Closing, file with the Securities and Exchange Commission (the "COMMISSION") a shelf registration statement on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission (a "SHELF REGISTRATION STATEMENT"), relating to the resale of the Parent Shares by the Stockholders from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable thereafter; PROVIDED, HOWEVER, that no Stockholder shall be entitled to have the Parent Shares held by it covered by such Shelf Registration Statement unless such Stockholder is in compliance with Section 5.02(f) hereof.

          (b) Parent shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Stockholders until the earliest to occur of the following: (A) two year anniversary of the Closing; (B) the earliest time at which all the Parent Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and (C) the earliest time at which, in the written opinion of independent counsel to Parent, all outstanding Parent Shares held by persons that are not affiliates of Parent may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto (in any such case, such period being called the "EFFECTIVENESS PERIOD"). Parent shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if Parent voluntarily takes any action that would result in Stockholders of Parent Shares covered thereby not being able to offer and sell any such Parent Shares during that period, unless
(i) such action is required by applicable law, (ii) the continued effectiveness of the Shelf Registration Statement would require Parent to disclose a material financing, acquisition or other corporate transaction, and the Board of Directors shall have determined in good faith that such disclosure is not in the best interests of Parent and its stockholders, or (iii) the Board of Directors shall have determined in good faith that there is a valid business purpose for such suspension.

     SECTION 5.02. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

          (a) Parent shall take such action as may be necessary so that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act, and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (b)  Parent shall advise the Stockholders:

               (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

               (ii) upon the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

               (iii) upon the receipt by Parent of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

               (iv) upon the happening of any event that requires the making of any changes in the Shelf Registration Statement or the prospectus so that, as of such date, the Shelf Registration Statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

          (c) Parent shall, during the Effectiveness Period, deliver to each Stockholder with respect to a Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Stockholder may reasonably request; and Parent consents (except during the continuance of any event described in Section

5.02(b)(iv)) to the use of the prospectus or any amendment or supplement thereto by each of the Stockholders in connection with the offering and sale of the Parent Shares covered by the prospectus or any amendment or supplement thereto during the Effectiveness Period.

          (d) Prior to any offering of Parent Shares pursuant to any Shelf Registration Statement, Parent shall register or qualify or cooperate with the Stockholders and their respective counsel in connection with the registration or qualification of such Parent Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any such Stockholders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Parent Shares covered by such Shelf Registration Statement; PROVIDED, HOWEVER, that in no event shall Parent be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5.02(d), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any jurisdiction if it is not so subject.

          (e) Upon the occurrence of any event contemplated by Section 5.02(b)(iv) above, Parent shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Parent Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Parent notifies the Stockholders of the occurrence of any event contemplated by Section 5.02(b)(iv) above, the Stockholders shall suspend the use of the prospectus until the requisite changes to the prospectus have been made.

          (f) Parent may require each Stockholder with respect to a Shelf Registration Statement to furnish to Parent such information regarding the Stockholder and the distribution of Parent Shares held by such Stockholder as may be required by applicable law or regulation for inclusion in such Shelf Registration Statement and Parent may exclude from such registration the Parent Shares of any Stockholder that fails to furnish such information within a reasonable time after receiving such request.

          (g) Parent will use its best efforts to cause the Parent Shares to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Parent Common Stock primarily trades on or prior to the effective date of any Shelf Registration Statement hereunder.


                                   ARTICLE VI

                                REPURCHASE OPTION

     SECTION 6.01. REPURCHASE OPTION. For a period of 30 days after the consummation of a Competing Transaction involving the Company (a "REPURCHASE EVENT"), Parent shall have the right, upon five business days' prior written notice to the Company (or any successor in interest to the Company by merger, sale of all or substantially all of the assets, or otherwise) (the "REPURCHASE NOTICE"), to cause the Company (or any successor in interest to the Company by merger, sale of all or substantially all of the assets, or otherwise) to have a closing and to pay at such closing (and the Company and such successor, jointly and severally, shall be obligated to pay) to Parent in consideration for the cancellation of all or any portion of the Options, and/or the repurchase from Parent of all or any portion of the Shares acquired by Parent pursuant to exercise of Options, as the case may be, an aggregate price (the "REPURCHASE PRICE") equal to the sum of the following amounts for each class of Company Capital Stock: (A) the product of (x) the number of Shares of such class as to which the Option remains exercisable multiplied by (y) the amount by which (i) the value of the per share consideration paid for such class in the Competing Transaction exceeds (ii) the Purchase Price for such class and (B) the product of (x) the number of Shares of such class that Parent owns as a result of exercise of an Option and (y) the per share consideration paid for such class in the Competing Transaction. At any closing contemplated by the Repurchase Notice, the Company (or any successor in interest to the Company by merger, sale of all or substantially all of the assets, or otherwise) shall pay to Parent the Repurchase Price by delivering to Parent a certified or bank check payable to or on the order of Parent in an amount equal to the Repurchase Price.


                                   ARTICLE VII

                               GENERAL PROVISIONS

     SECTION 7.01. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)  If to Parent

               Sun Healthcare Group Inc.
               101 Sun Lane, NE

               Albuquerque, New Mexico  87109
               Attention:  Robert F. Murphy
               Telecopier No.:  (505) 856-0747

               with a copy to:

               Shearman & Sterling
               555 California Street
               San Francisco, California  94104
               Attention:  Michael J. Kennedy
               Telecopier No.:  (415) 616-1199

          (b)  If to a Stockholder

               c/o Retirement Care Associates, Inc.
               6000 Lake Forest Drive
               Suite 200
               Atlanta, Georgia  30328
               Attention:  Philip M. Rees
               Telecopier:  (404) 255-5789

               with a copy to:

               Rogers & Hardin
               2700 Cain Tower
               Peachtree Center
               229 Peachtree Street, N.E.
               Atlanta, Georgia  30303
               Attention:  Steven E. Fox
               Telecopier No.:  (404) 525-2224

     SECTION 7.02. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 7.03. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 7.04. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 7.05. ASSIGNMENT. This,Agreement shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that Parent may assign its rights, interests and obligations hereunder to any successor or parent entity of Parent whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Closing).

     SECTION 7.06. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 7.07. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 7.08. GOVERNING LAW. EXCEPT TO THE EXTENT THAT COLORADO LAW IS MANDATORILY APPLICABLE TO THE RIGHTS OF THE STOCKHOLDERS OF THE COMPANY, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT. PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

     SECTION 7.09. STOCK CERTIFICATE LEGENDS; STOP TRANSFER ORDERS. In the event that Parent issues shares of Parent Common Stock to the Stockholders, (i) all certificates representing such shares and any certificates subsequently issued with respect thereto or in substitution therefor shall bear an appropriate legend, and (ii) Parent may cause stop transfer orders to be placed with its transfer agent with respect to such certificates.

     SECTION 7.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              SUN HEALTHCARE GROUP INC.



                              By:
                                  ------------------------------
                                  Name:
                                  Title:



                              STOCKHOLDERS


                              ------------------------------
                              Chris Brogdon


                              ------------------------------
                              Connie Brogdon


                              ------------------------------
                              Edward E. Lane


                              ------------------------------
                              Darrell C. Tucker



                              WINTER HAVEN HOMES, INC.



                              By:
                                  ------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT A

                              List of Stockholders
                              --------------------

--------------------------------------------------------------------------------
                                 Number of Shares of Company Capital Stock
                                      Owned Beneficially and of Record
--------------------------------------------------------------------------------
                              Company Common
     Name of Stockholder          Stock           AA Preferred    F Preferred
--------------------------------------------------------------------------------
 Chris Brogdon                927,948             0             0
--------------------------------------------------------------------------------
 Connie Brogdon               1,266,031           0             0
--------------------------------------------------------------------------------
 Edward E. Lane               1,933,804           0             0
--------------------------------------------------------------------------------
 Darrell C. Tucker            382,392             0             0
--------------------------------------------------------------------------------
 Winter Haven Homes, Inc.     491,462             0             0
--------------------------------------------------------------------------------



                                       A-1